American Skandia Trust
For the period ended 06/30/06
File number 811-5186
SUB-ITEM 77D-1

THE PRUDENTIAL SERIES FUND
AMERICAN SKANDIA TRUST

Supplement dated June 28, 2006 to the
Statements of Additional Information (SAIs) dated May 1, 2006

This supplement sets out changes to certain subadvisory fee arrangements, as further explained below. The changes in subadvisory fees discussed in this supplement are effective on or about July 1, 2006. The following should be read in conjunction with each Fund's SAI and should be retained for future reference.

I. Effective on or about July 1, 2006, T. Rowe Price Associates, Inc. (T. Rowe Price) has voluntarily agreed to waive a portion of its subadvisory fee payable to T. Rowe Price under the subadvisory agreements between T. Rowe Price and Prudential Investments LLC and (as applicable) American Skandia Investment Services, Inc. The "Portfolio
Subadvisers and Fee Rates" tables appearing in the section of each SAI titled "Management & Advisory
Arrangements-Subadvisers" are hereby revised by adding the following subadvisory fee waiver discussion to the subadvisory fee rate set out for each Portfolio (or portion thereof) subadvised by T. Rowe Price:

Effective on or about July 1, 2006, T. Rowe Price will voluntarily waive the compensation due to it under the subadvisory agreements for the indicated Portfolios to the extent necessary to reduce the effective monthly subadvisory fees for the portfolios listed below by the following percentages based on the combined average daily net assets of the portfolios listed below:

Combined Asset Levels
Percentage Fee Waiver

Assets up to $750 million
No Fee Reduction

Assets between $750 million and $1.5 billion
5.0% Fee Reduction

Assets between $1.5 billion and $3.0 billion
7.5% Fee Reduction

Assets above $3.0 billion
10.0% Fee Reduction

The assets for each Portfolio, or portion thereof subadvised by T. Rowe Price, and the subadvisory fees of the portfolios listed below will be aggregated for purposes of calculating the amount of the monthly subadvisory fee waiver:

American Skandia Trust AST T. Rowe Price Asset Allocation Portfolio

American Skandia Trust AST T. Rowe Price Global Bond Portfolio

American Skandia Trust AST T. Rowe Price Large-Cap Growth Portfolio

American Skandia Trust AST T. Rowe Price Natural Resources Portfolio

American Skandia Trust AST Advanced Strategies Portfolio

The Prudential Series Fund Global Portfolio

The Prudential Series Fund SP T. Rowe Price Large-Cap Growth Portfolio

Strategic Partners Mutual Funds, Inc., Strategic Partners Equity Income Fund

II. Effective on or about July 1, 2006, the subadvisory fee rate payable to WEDGE Capital Management, L.P.
("WEDGE") under the subadvisory agreement between WEDGE and Prudential Investments LLC and American
Skandia Investment Services, Inc. with respect to the American Skandia
Trust AST Mid-Cap Value Portfolio will
change. The "Portfolio Subadvisers and Fee Rates" table appearing in the section of the American Skandia Trust SAI titled "Management & Advisory Arrangements Subadvisers" is hereby revised by deleting the existing subadvisory fee rate set out for WEDGE and substituting the following new contractual subadvisory fee rate:

0.75% on assets to $10 million;

0.65% on the next $15 million;

0.50% on assets over $25 million

III. The "Portfolio Subadvisers and Fee Rates" tables appearing in the section of each SAI titled "Management &
Advisory Arrangements-Subadvisers" are hereby revised by deleting the existing contractual subadvisory fee rates set out for Marsico Capital Management LLC and substituting the following:

0.40% of aggregate assets to $1.5 billion;

0.35% of aggregate assets over $1.5 billion*

* For purposes of the fee calculation, the assets of the following Portfolios or Funds subadvised by Marsico and managed or co-managed by Prudential Investments LLC and/or American Skandia Investment Services, Inc. shall be aggregated:

(i)
American Skandia Trust AST Marsico Capital Growth Portfolio


(ii)
Strategic Partners Mutual Funds, Inc., Strategic Partners Capital Growth Fund

(iii)
Strategic Partners Asset Allocation Funds, Strategic Partners Conservative Allocation Fund

(iv)
Strategic Partners Asset Allocation Funds, Strategic Partners Moderate Allocation Fund

(v)
Strategic Partners Asset Allocation Funds, Strategic Partners Growth Allocation Fund

(vi)
The Target Portfolio Trust, Large Capitalization Growth Portfolio

(vii)
The Prudential Series Fund, Global Portfolio

(viii)
American Skandia Trust AST Advanced Strategies Portfolio

(ix)
Future large cap growth accounts for which Marsico may provide substantially similar advisory or sub-advisory services and which Marsico, Prudential Investments LLC and/or American Skandia Investment Services, Inc. (as applicable) mutually agree in writing may be included in determining the level of average daily net assets.

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